Exhibit 99.1

Green Thumb Industries Announces Internet Availability of Proxy Materials for its 2022 Meeting of Shareholders

CHICAGO and VANCOUVER, British Columbia, May 2, 2022 (GLOBE NEWSWIRE) — Green Thumb Industries Inc. (Green Thumb) (CSE: GTII) (OTCQX: GTBIF), a leading national cannabis consumer packaged goods company and owner of RISE dispensaries, today announced the internet availability of proxy materials for its 2022 Annual General Meeting of Shareholders pursuant to the U.S. Securities and Exchange Commission’s Notice and Access rules and applicable Canadian securities laws. The Company also announced the resignation of Swati Mylavarapu from its board of directors effective April 28, 2022.

Proxy Materials for Green Thumb’s Annual General Meeting of Shareholders:

Pursuant to the U.S. Securities and Exchange Commission’s Notice and Access rules and applicable Canadian securities laws, companies may satisfy their obligation to deliver proxy materials by delivering a “Notice of Internet Availability of Proxy Materials” to shareholders, providing Internet access to the proxy materials, and providing a printed set of proxy materials by mail to any shareholder who requests them. Green Thumb has elected to take full advantage of these rules in order to minimize impact on the environment and to maximize cost savings relating to the printing of the proxy materials.

Green Thumb’s Annual Report on Form 10-K for the year ended December 31, 2021 and proxy statement for its 2022 Annual General Meeting of Shareholders have been filed with the U.S. Securities and Exchange Commission and Canada’s System for Electronic Document Analysis and Retrieval, and may be viewed on Green Thumb’s Investor Relations website at

https://investors.gtigrows.com/investors/financial-information/annual-reports. Green Thumb’s shareholders may obtain hard copies of these proxy materials at no charge by following the instructions provided in the proxy materials.

Green Thumb’s 2022 Annual General Meeting of Shareholders will be held via live webcast on Thursday, June 16, 2022, at 10:00 a.m. Central Time. Green Thumb shareholders of Subordinate Voting Shares, Multiple Voting Shares and Super Voting Shares (or their proxy holders) as of the close of business on April 22, 2022, the record date, can participate in and vote at its Annual General Meeting of Shareholders by logging in with the 16-digit control number included in their proxy materials, and following the instructions therein, at www.virtualshareholdermeeting.com/GTBIF22.

All others may view the Annual General Meeting of Shareholders by logging into the above website as a guest.

Swati Mylavarapu’s Resignation from Green Thumb’s Board of Directors:

Mylavarapu joined Green Thumb’s board of directors in April 2021 and served on the compensation committee.

“Swati is an exceptional leader who has provided unique and valuable insights to our board through her expertise in technology, entrepreneurship and social impact,” said Founder and Chief Executive Officer Ben Kovler. “We are grateful for her many contributions to Green Thumb over the past year and wish her well in her future endeavors.”

The non-executive Green Thumb directors on the board include:

Wendy Berger, Real Estate Subject Matter Expert: Principal, WBS Equities, LLC., which specializes in ground-up construction, renovation, development, sale leaseback transactions and acquisitions.

William Gruver, Former Chief Administrative Officer of the Equities Division of Goldman Sachs, decorated Navy Veteran and experienced Audit Committee chair.

Dorri McWhorter, CEO of YMCA of Metropolitan Chicago and experienced social change executive. Serves on the boards Lifeway Foods Inc., Skyway Concession Company and William Blair Funds.

Glen Senk, Retail Subject Matter Expert: Chairman and CEO of Front Row Partners, a retail and consumer business investment firm. Current Executive Chairman and director of Boden, director of Aritzia and former CEO and director of Urban Outfitters, Inc.

About Green Thumb Industries:

Green Thumb Industries Inc. (“Green Thumb”), a national cannabis consumer packaged goods company and retailer, promotes well-being through the power of cannabis while giving back to the communities in which it serves. Green Thumb manufactures and distributes a portfolio of branded cannabis products including Beboe, Dogwalkers, Doctor Solomon’s, Good Green, incredibles and RYTHM. The company also owns and operates rapidly growing national retail cannabis stores called RISE. Headquartered in Chicago, Illinois, Green Thumb has 17 manufacturing facilities, 77 open retail locations and operations across 15 U.S. markets. Established in 2014, Green Thumb employs approximately 4,000 people and serves millions of patients and customers each year. The company was named to Crain’s Chicago Business Fast 50 list in 2021 and a Best Workplace by MG Retailer magazine in 2018, 2019 and 2021. More information is available at www.GTIgrows.com.

Investor Contact:	Media Contact:

Andy Grossman	Leah Rosenfeld
EVP, Capital Markets & Investor Relations	Senior Director, External Communications
InvestorRelations@gtigrows.com	Leah.Rosenfeld@gtigrows.com
312-471-6720	847-951-5324

Source: Green Thumb Industries